Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Enova Systems, Inc.'s, Registration Statements on Form S-8 (No. 333-95701) our report on the audit of Enova Systems, Inc.'s, statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2002. Our report, which is dated February 24, 2003, appears in the Annual Report on Form 10-K of Enova Systems, Inc., for the year ended December 31, 2004.


                                                     /s/ MOSS ADAMS LLP

Santa Rosa, California
March 30, 2005



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